EXHIBIT 10.3

April 7, 2014

Damon R Devitt
16 Ann Marie Drive
Saint James, NY 11780

RE: Termination of Marketing Services Agreement Dated July 24, 2013

Mr. Devitt,

Bio-Solutions Corp. (the “Company”) acknowledges that the infomercial stated in the Marketing Services Agreement dated July 24, 2013 has been completed but the Company does not desire to complete a media placement using the infomercial or use this infomercial for any benefit to the Company.  The Company has resolved to move in a different direction for marketing the Type2Defense product.

This letter is formal notice the Company desired to fully terminate the Marketing Services Agreement Dated July 24, 2013.

The Company’s acknowledges is owes Mr. Devitt 7,500,000 S-8 shares for completing the infomercial, which must be adjusted for the Company’s 1 for 10 reverse split declared effective on February 26, 2014.  Thus, the Company will immediately issue 750,000 S-8 shares (7,500,000 / 10) to Mr. Devitt at the following address:

Damon R Devitt
16 Ann Marie Drive
Saint James, NY 11780

Best Regards,

/s/ William J Gallagher
William J Gallagher
CEO/Director, Bio-Solutions Corp.
1250 NE Loop 410, Suite 200
San Antonio, TX 78209